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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 1, 2022

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2300 N. Field Street, Suite 1900, Dallas, Texas 75201

(Address of principal executive offices)

(Zip Code)

(214) 740-5600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PRIM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2022 (the “Previous 8-K”) by Primoris Services Corporation, a Delaware corporation (“Primoris”), Primoris entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PLH Group, Inc, a Delaware corporation (the “Company”), Amp Merger Sub, Inc, a Delaware corporation and wholly-owned subsidiary of Primoris (“Merger Sub”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as representative as set forth in the Merger Agreement, which provided for, among other things, the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Primoris (the “Merger”).

Item 1.01. Entry into a Material Definitive Agreement.

Third Amended and Restated Credit Agreement

On August 1, 2022 (the “Closing Date”), Primoris entered into the Third Amended and Restated Credit Agreement (the “Credit Agreement”) with CIBC Bank USA, as administrative agent (the “Administrative Agent”), collateral agent and joint lead arranger, the several other financial institutions party thereto as joint lead arrangers and agents and the several other financial institutions party thereto as lenders (collectively, the “Lenders”), amending and restating the existing credit agreement to (i) provide a new term loan in the aggregate principal amount of $945.0 million (the “New Term Loan”) to refinance outstanding term loans and provide a new term loan , (ii) provide a new revolving loan commitment in the aggregate amount of $325.0 million (the “Revolving Credit Facility”) to refinance and increase existing revolving loan commitments whereby the Lenders agree to make loans on a revolving basis from time to time and to issue letters of credit for up to the $325.0 million committed amount and (iii) to extend the maturity date of the Credit Agreement from January 15, 2026 to August 1, 2027.

Under the Credit Agreement, Primoris must make quarterly principal payments on the term loans in an amount equal to approximately $11.8 million. The first principal payment will be due on September 30, 2022.

The principal amount of all loans under the Credit Agreement will bear interest at either: (i) Term SOFR plus an applicable margin as specified in the Credit Agreement (based on Primoris’ net senior debt to EBITDA ratio as defined in the Credit Agreement), or (ii) the Base Rate (which is the greater of (a) the Federal Funds Rate (as defined in the Credit Agreement) plus 0.50% or (b) the Prime Rate (as defined in the Credit Agreement) for such date). Non-use fees, letter of credit fees and administrative agent fees are payable at rates and times as specified in the Credit Agreement.

The principal amount of any loan drawn under the Credit Agreement may be prepaid in whole or in part at any time, without premium or penalty.

The Credit Agreement includes customary restrictive covenants for facilities of this type.

The proceeds from the New Term Loan were used to finance the acquisition of the Company and its subsidiaries, to pay costs and expenses relating to the acquisition and the Credit Agreement, to refinance existing indebtedness and for general corporate purposes.

The foregoing description of the Credit Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01.Completion of Acquisition or Disposition of Assets

On August 1, 2022, the Merger was consummated in accordance with the terms of the Merger Agreement. In connection with the consummation of the Merger, Primoris paid aggregate consideration of $470.0 million in cash in respect of the acquisition of the Company, subject to a customary purchase price adjustment mechanism providing that the Company be free of cash and debt.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is only a summary and is qualified in its entirety by reference to the complete text of the Merger Agreement, which Primoris previously filed as Exhibit 2.1 to the Previous 8-K, which is incorporated by reference in this Current Report on Form 8-K.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under the heading “Third Amended and Restated Credit Agreement” in Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 7.01.Regulation FD Disclosure.

On August 1, 2022, Primoris issued a press release announcing the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01 Other Events

To the extent required, the information included in Item 7.01 of this Current Report on Form 8-K is incorporated into this Item 8.01.

Item 9.01 Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
2.1*

Agreement and Plan of Merger, dated June 24, 2022, among Primoris Services Corporation, PLH Group, Inc., Amp Merger Sub, Inc. and Shareholder Representative Services LLC, as Stockholder Representative (incorporated by reference to Primoris’ Current Report on Form 8-K filed on June 27, 2022)

10.1	Third Amended and Restated Credit Agreement by and among Primoris Services Corporation, CIBC Bank USA and the several other financial institutions party thereto

99.1	Press Release dated August 1, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL and included in Exhibit 101)

* Schedules and certain exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Primoris hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Dated: August 1, 2022	By:	/s/ Kenneth M. Dodgen
Kenneth M. Dodgen
Executive Vice President, Chief Financial Officer

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